… a better banking experience CU Bancorp Investor Presentation as of September 30, 2015 Exhibit 99.1

Forward-Looking Statements This press release contains certain forward-looking information about CU Bancorp (the “Company”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; legal matters could be filed against the Company and could take longer or cost more than expected to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters and drought, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans and leases or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in CU Bancorp’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, CU Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. CU Bancorp assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read CU Bancorp’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by CU Bancorp with the SEC. The documents filed by CU Bancorp with the SEC may be obtained at CU Bancorp’s website at www.cubancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by directing a request to: CU Bancorp c/o California United Bank, 15821 Ventura Boulevard, Suite 100, Encino, CA 91436. Attention: Investor Relations. Telephone 818-257-7700.

Investment Highlights Premier community-based, business banking franchise serving large and diverse Southern California market Scarcity value of $2.6 billion “pure play” business bank in one of the country’s top markets Strong organic loan growth and attractive low-cost core deposit base Exceptional credit quality Opportunistic acquirer with successful history of transactions Improving efficiency ratio and return on average tangible equity driven by recent merger

Seasoned Executive Management Team Experienced Executive team has grown California United Bank’s Southern California franchise to $2.6 billion in assets in ten years through organic growth and successful M&A Name Title Function Banking Exp CUB Tenure David Rainer Chairman Chief Executive Officer 34 years 10 years K. Brian Horton President Executive Banking Manager 32 years 9 years* Anne Williams EVP Chief Operating Officer and Chief Credit Officer 34 years 10 years Karen Schoenbaum EVP Chief Financial Officer 21 years 5 years Anita Wolman EVP Chief Administrative Officer and General Counsel 37 years 10 years *Includes time as President of 1st Enterprise Bank

Relationship Banking Strategy Creates Competitive Advantage High-touch relationship management team offers what we consider “a better banking experience” for small- and medium-sized businesses Personalized and responsive service – no “800” number, customer service delivered by dedicated relationship managers Majority of new customers come from larger banks, unhappy with service Most new business results from “warm leads” provided by referrals Expertise in, and focus on, business banking C&I and owner-occupied commercial real estate are 53% of loan portfolio Non-interest bearing deposits are 55% of total deposits Strong credit culture maintains solid asset quality NPAs to total assets of 0.21% at September 30, 2015 Positioned in extraordinary market Current 10-branch footprint covers one of the largest and most attractive metropolitan areas in the U.S.

Southern California is an Exceptional Environment for Middle-Market Commercial Banking The L.A. Basin (Los Angeles, Orange, Riverside, San Bernardino and Ventura counties) is the 16th largest economy in the world1, behind Spain and Mexico and ahead of the Netherlands, Indonesia and Turkey Los Angeles County is the largest manufacturing center in the U.S. and would be 9th largest state in U.S. by population Los Angeles County expected to add more than 150,000 jobs over the next two years; September 2015 preliminary unemployment rate of 6.2% the lowest since May 20082 Orange County would be 31st largest state in U.S. by population Orange County unemployment rate is 4.0% as of September 20152 Five-county area is home to more than 606,298 small- and middle-market businesses3 (defined as employing 1 to 499 workers) Our typical customer has between $10 and $60 million in annual sales Typical loan commitment ranges from $1 million to $5 million (excluding SBA) Significant percentage of customers in the manufacturing, distribution and services industries 1) Source: IMF World Economic Outlook (WEO), Oct. 7, 2014 2) Source: State of California Employment Development Department 3) Source: County data from Los Angeles Economic Development Corp. and California EDD, as of 9/30/13

California United Bank has a footprint that spans the most attractive markets in Southern California: Premier Southland Commercial Banking Franchise San Fernando Valley (2005) – Original Headquarters West Los Angeles (2006) Santa Clarita Valley (2007) South Bay (2009) – Converted to a branch in 2010 Orange County (2010) – Loan Production Office* Simi Valley (2010) – Acquired from California Oaks State Bank Thousand Oaks (2010) – Acquired from California Oaks State Bank Anaheim (2012) – Acquired from Premier Commercial Bank Irvine/Newport Beach (2012) – Acquired from Premier Commercial Bank* Downtown Los Angeles (2014) – Headquarters, Merger with 1st Enterprise Bank Orange County (2014) – Merger with 1st Enterprise Bank* Ontario (2014) – Merger with 1st Enterprise Bank CUB Branch Former COSB Branch Former PCB Branch Former FENB Branch *Combined locations San Fernando Valley 7

Inland Empire $104 million Downtown LA $309 million Irvine/Newport Beach $523 million Santa Clarita Valley $89 million Simi Valley $16 million West LA $303 million San Fernando Valley $282 million Anaheim $208 million $100 Million+ Branches South Bay $117 million Conejo Valley $295 million Average branch size of approx. $226 million in deposits 8 of 10 branches with deposits greater than $100 million CUNB’s branch presence now includes Downtown LA (new headquarters) and Inland Empire … Creates Platform for Tremendous Efficiency Deposits at 9/30/15

Strategy for High Quality Growth Strong and Ongoing Organic Growth Establish a highly desirable footprint in region with tremendous opportunities for growth Leverage relationship-based banking approach and superior service Recruit experienced and connected “in market” talent Build on products and expertise acquired in strategic acquisitions, such as the SBA lending platform obtained with Premier Commercial Bank Strong capital management Result: Asset CAGR of 41% from inception in 2005 through 2014 Growth by Opportunistic Merger/Acquisition Strong management team experienced with strategic, successful acquisitions Focus on in-market and in-state acquisitions and mergers Immediately accretive to earnings Tangible book value payback under four years Result: Successfully completed three transactions since 2010

Strong Organic Loan Growth Since inception in 2005 loan portfolio has grown to $1.8 billion $89 million in organic loan growth in 3Q15 Total loans increased at an annualized growth rate of 13.6% in 3Q15 Annual Loan Growth ($ in millions) Portfolio Composition

Superior Credit Quality CUB credit quality at September 30, 2015: Total nonaccrual loans of $4.3 million or 0.24% of total loans NPAs to total assets of 0.21% OREO of $1.3 million in 3Q15 Third quarter recoveries of (0.01%) Peer group includes California banks or bank holding companies with total assets between $1.0-3.0 billion; source: SNL. Net charge-offs (Year to date) NPAs to total assets

Premier Core Deposit Franchise of Southern California Total deposits of $2.3 billion at September 30, 2015 Cost of deposits in 3Q15 was 0.10%, compared to 0.11% for the previous five quarters Increased $122 million from prior quarter Non-interest bearing deposits of $1.2 billion at September 30, 2015 55% of total deposits Increased $114 million from prior quarter Deposit Composition Total Deposit Growth Since Inception

Growing Visibility in the Investment Community At $2.6 billion in assets; CUB is one of seven commercial banks headquartered in Southern California and traded on NASDAQ or NYSE with total assets of $2.0 to $10.0 billion 43% institutional ownership per 2Q15 13-f filings 16.9 million shares issued at 9/30/15 $418 million market cap at 11/2/15 Added to Russell Indexes in June 2013 Analyst coverage by six Wall Street investment banking firms Over the trailing 12-month period, CUNB has outperformed the S&P 500, Dow Jones Industrials, Nasdaq Composite Index (NASDAQ), Russell 2000 (RUT) and ABA Nasdaq Bank Index (ABAQ)

3Q15 Earnings – Third Complete Quarter of Combined Operations

	3Q15	2Q15	1Q15	4Q14	Improvement?
Income Statement					
EPS - fully diluted	$0.35	$0.29	$0.23	$0.09	✓
Core EPS	**$0.36**	**$0.30**	**$0.25**	**$0.20**	✓
Net Income*	5,970	4,955	3,927	1,307	✓
Core net income**	**6,092**	**5,097**	**4,201**	**2,696**	✓
Peformance Ratios					
Net interest margin	3.79%	3.87%	3.95%	3.78%	✓
ROAA	0.93%	0.82%	0.69%	0.27%	✓
Core ROAA	0.94%	0.85%	0.73%	0.61%	✓
ROATCE	11.5%	10.0%	8.2%	3.1%	✓
Efficiency Ratio	59%	61%	64%	79%	✓
Core efficiency ratio	59%	60%	62%	66%	✓

Comparability of financial information for the first three quarters of 2015 to the fourth quarter of 2014 is affected by the Company's acquisition of 1st Enterprise Bank, which was accomplished by a merger of California United Bank with 1st Enterprise Bank, effective Nov. 30, 2014. Operating results for the first three quarters of 2015 include three months of combined operations each, compared to one month of combined operations in the fourth quarter of 2014.

**Represents net income available to common shareholders*
***Represents core net income available to common shareholders*

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Double-Digit Growth Revenues, assets, loans, deposits and tangible book value all grew at double-digits on an annualized basis Income Statement Items CUNB 3Q15 CUNB 2Q15 % Annualized Change Net interest income 22,402 21,273 Non-interest income 2,988 3,095 Net revenues 25,390 24,368 16.8% Balance Sheet Items Total Assets $2,604,007 $2,470,813 21.6% Total Loans $1,771,347 $1,713,004 13.6% Total Deposits $2,259,813 $2,137,518 22.9% Tangible Book Value $12.42 $11.97 15.0%

Improving Operating Leverage *Operating expenses excludes non-core, merger-related expenses of $2.5 million in 3Q12, $497 thousand in 2Q14, $631 thousand in 3Q14, $2.4 million in 4Q14, $464 thousand in 1Q15, $246 thousand in 2Q15 and $211 thousand in 3Q15.

Appendix

Reconciliation of Non-GAAP Measures

The Company utilizes the term Core Net Income, a non-GAAP financial measure. CU Bancorp's management believes Core Net Income is useful because it is a measure utilized by management and market analysts to understand the effects of merger expenses and provides an alternative view of the Company's performance over time and in comparison to the Company's competitors. Core net income should not be viewed as a substitute for net income. A reconciliation of CU Bancorp's Net Income to Core Net Income, as well as related ratios is presented in the tables below for the periods indicated:

(Dollars in thousands, except share data)

	Three Months Ended		
	September 30, 2015	June 30, 2015	September 30, 2014
Net Income Available to Common Shareholders	$ 5,970	$ 4,955	$ 2,549
Add back: Merger expenses, net	84	65	631
Add back: Severance and retention, net	38	77	-
Core Net Income Available to Common Shareholders	$ 6,092	$ 5,097	$ 3,180
Provision for Loan Losses	$ 705	$ 683	$ 35
Average Assets	$ 2,559,394	2,416,500	1,460,538
ROAA	0.93%	0.82%	0.69%
Core ROAA*	0.94%	0.85%	0.86%
Average Equity	$ 295,189	287,930	147,740
ROAE	8.02%	6.90%	6.85%
Core ROAE**	8.19%	7.10%	8.54%
Diluted Average Shares Outstanding	16,998,000	16,924,000	11,190,000
Diluted Earnings Per Share	$ 0.35	$ 0.29	$ 0.23
Diluted Core Earnings Per Share***	$ 0.36	$ 0.30	$ 0.28

* Core ROAA: Annualized core net income available to common shareholders/average assets

** Core ROAE: Annualized core net income available to common shareholders /average equity

*** Diluted Core Earnings Per Share: Core net income available to common shareholders /diluted average shares outstanding

	Three Months Ended		
	September 30, 2015	June 30, 2015	September 30, 2014
Net Interest Income	$ 22,402	$ 21,273	$ 12,768
Non-Interest Income	2,988	3,095	2,004
Non-Interest Expense	15,067	14,912	10,031
Subtract: Merger expenses	146	112	631
Subtract: Severance and retention	65	134	-
Core Non-Interest Expense	$ 14,856	$ 14,666	$ 9,400
Efficiency Ratio*	59%	61%	68%
Core Efficiency Ratio**	59%	60%	64%

* Efficiency ratio represents non-interest expense as a percent of net interest income plus non-interest income, excluding gain on sale of securities, net

** Core efficiency ratio represents core non-interest expense as a percent of net interest income plus non-interest income, excluding gain on sale of securities, net

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Loans by Industry – C&I and Owner-Occupied CRE

Shareholders of CUB Merger and Acquisition Partners Have Been Well Rewarded COSB 8/24/10 $6.00 CUNB 11/2/15 $24.66 PCBP 12/8/11 $9.00 CUNB 11/2/15 $24.66 1st Enterprise Bank (FENB) – Merger announced June 3, 2014 California Oaks State Bank (COSB) – Acquisition announced Aug. 25, 2010; Premier Commercial Bancorp (PCBP) – Acquisition announced Dec. 9, 2011 FENB 6/2//14 $16.17* CUNB 11/2/15 $24.66 *FENB share price of $21.75, adjusted to reflect effect of 1.345 shares of CUNB received in merger 311% Return 53% Return 174% Return